Exhibit 11
                      Computation of Per Share Earnings

                     Lannett Company, Inc and Subsidiary

                STATEMENT RE COMPUTATION OF PER SHARE EARNINGS

                                                            Three months ended March 31
                                            1999              1999                 1998              1998
                                            -------------------------------------------------------------------
                                            Net Income        Shares               Net Income        Shares
Basic earnings per share factors            $200,644          5,206,128            $270,939          5,206,128

Effect of potentially dilutive
option plans and debentures:

 Interest on debentures                     $29,293                                $29,293

 Conversion on debentures                                     10,342,493                             10,076,000

Employee stock options                                                --
                                            -------------------------------------------------------------------
Diluted earnings per share factors          $229,937          15,548,621           $300,232          15,282,128
                                            --------          ----------           --------          ----------

Basic earnings per share                    $   0.04                               $   0.05

Diluted earnings per share                  $   0.01                               $   0.02


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

                     Lannett Company, Inc and Subsidiary

                STATEMENT RE COMPUTATION OF PER SHARE EARNINGS

                                                             Nine months ended March 31
                                            1999              1999                1998              1998
                                            ------------------------------------------------------------------
                                            Net Income        Shares              Net Income        Shares
Basic earnings per share factors            $762,960          5,206,128           $1,022,641        5,206,128

Effect of potentially dilutive
option plans and debentures:

 Interest on debentures                     $89,181                               $90,920

 Conversion on debentures                                     10,342,493                            10,076,000

Employee stock options                                                --
                                            ------------------------------------------------------------------

Diluted earnings per share factors          $852,141          15,548,621          $1,113,561        15,282,128
                                            --------          ----------          ----------        ----------

Basic earnings per share                    $   0.15                              $     0.20

Diluted earnings per share                  $   0.05                              $     0.07



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